[Exhibit 10.2]

EQUIPMENT LEASE AGREEMENT*

This Equipment Lease Agreement ("Agreement") is made as of this 13th of January 2010 ("Effective Date") by and between XXX ("Lessor"), and Advanced Micro Sensors, Inc., Shrewsbury, Massachusetts, USA ("Lessee").

WHEREAS, the parties have entered into a Supply Agreement effective January 13, 2010 under which the Lessee is providing certain services to Lessor for the development and production of an AMR sensor;

WHEREAS, the parties entered into an Equipment Purchase Agreement on November 19, 2007 and now wish to extend the lease term of that agreement;

WHEREAS, a Nordiko 8550 Sputtering System ("Equipment") purchased by the Lessor from the Lessee and located at the AMS facility in Shrewsbury, Massachusetts is being used in the services under the aforesaid Supply Agreement;

NOW THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.           THE EQUIPMENT

1.1.           The Lessor purchased from the Lessee the Nordiko 8550 Sputtering System (Serial Number 7324) on November 19, 2007. This System includes a sputter chamber, control cabinet, two pumps and power supplies.

1.2.           The Equipment is currently located at AMS facility and is used by the Lessee for the development and production of the Lessor's AMR sensor.

2.           LEASE OF THE EQUIPMENT

2.1.           Lease.  The Lessor hereby extends the lease of the Equipment to the Lessee for a one (1) year period beginning from the Effective Date ("Initial Term") for purposes of the Lessee providing certain services to (i) the Lessor with respect to the development and production of certain products for the Lessor and (ii) third parties. The Lessee agrees to use the Equipment in accordance with all, and not in violation of any, applicable laws and solely for the purposes specified in this Section 2. I. The Lessee acknowledges and agrees that the services provided by the Lessee to the Lessor for which the Equipment is to be used are personal and the Lessee may not assign or otherwise transfer any right hereunder to any other person or entity. This lease of the Equipment is subject to the provisions in Section 2.4. Notwithstanding the Lessee's right to use the Equipment in accordance with the provisions in Section 2 of this Agreement, the Equipment shall at all times be owned by the Lessor. The Lessee shall have no interest in the Equipment other than the right to use the Equipment pursuant to the terms and conditions of this Agreement. The Lessee shall pay the Lessor rent for this lease of the Equipment in the amount of five thousand dollars ($5,000), payable on the date hereof and on the first day of any Extended Term (as that term is defined in Section 2.4 hereof) in addition to the Lessee's obligations under Sections 2.2 and 2.3 below. The Lessor shall refund a pro-rated portion of such rent paid with respect to the Initial Term or any year of an Extended Term if such Initial Term or Extended Term is terminated before the first anniversary of its commencement.
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* The Registrant has sought confidential treatment of certain portions of this Agreement.

2.2.           Repair. Maintenance and Insurance.  While the lease of the Equipment as set forth in this Section 2 is in effect, the Lessee shall, regardless of whether the Lessee actually uses the Equipment during any period, be responsible for and bear the expense of all necessary routine repairs, routine maintenance, operation, and replacements required to be made to maintain the Equipment in good condition. The Lessee shall keep the Equipment fully insured against all risks of loss or physical damage to the Equipment for the full insurable value thereof and such other insurance thereon in amounts and against such risks as the Lessee may reasonably request, as provided in Section 3.3 below.

2.3.           Risk of Loss: Compliance.  While this lease of the Equipment pursuant to this Section 2 is in effect, all risk of loss, damage to or destruction (whether total or partial and even when such loss, damage, or destruction is a result of fortuitous causes or force majeure) of the Equipment shall at all times be on the Lessee. While this lease of the Equipment as set forth in this Section 2 is in effect, the Lessee shall (i) comply with and conform to all laws, ordinances, and regulations relating to the use or maintenance of the Equipment, and (ii) shall keep the Equipment free from any and all liens and encumbrances (other than this lease), and shall do or permit no act or thing whereby the Lessor's title or rights may be encumbered or impaired. All the Equipment shall remain personal property, and title thereto shall remain in the Lessor exclusively.

2.4.           Extension of Right to Use Equipment.  Subject to the provisions of Section 3.2, unless otherwise prematurely terminated in accordance with the provisions of this Agreement, at the end of the Initial Term, for so long as the Supply Agreement remains in effect this Agreement will automatically be extended for further, successive one (I) year terms (each an "Extension Term"). The Initial Term and/or any Extension Term will end automatically on termination of the Supply Agreement. .

2.5.           Right of Removal.  Subject to the provisions of Section 3.2 of this Agreement, after the expiration of the Initial Term and any Extended Term (as applicable), the Lessor shall have the right, in its sole and absolute discretion and for any reason, and at the Lessor's sale expense, to remove the Equipment from the premises where they are located upon the Lessor providing the Lessee with a written notice informing the Lessee of the Lessor's intention to remove the Equipment (which notice may also be an email to an address previously provided by the Lessee to the Lessor) (the "Notice of Removal").

2.6.           Right to File Financing Statement.  The Lessee hereby irrevocably authorizes the Lessor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto in such form and substance as the Lessor shall reasonably require. It is the intent of the parties that this Agreement and the transactions contemplated hereby constitute a sale of the Equipment and a lease back to the Lessee of such Equipment as provided herein, and that any filing of a financing statement under the Uniform Commercial Code or otherwise shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of the Lessor's ownership of the Equipment. If this Agreement or any of the transactions contemplated hereby is otherwise deemed at any time to be one intended as security or to not be a sale and the right to use described above, the Lessee hereby grants to the Lessor a security interest in the Equipment and all attachments and accessions thereto, improvements thereon and all products and proceeds thereof (whether now owned or hereafter acquired, and wherever located) to secure the obligations of the Lessee to the Lessor, including those set forth herein.

3.           COVENANTS

The Lessee agrees that:

3.1.           Lessor Access.  The Equipment shall at all times be kept and maintained only at the address for the Lessee listed in the first paragraph of this Agreement. The Lessor shall be entitled to access the premises where the Equipment is located during normal business hours and upon reasonable prior notice for inspection of same, and/or at any time for removal of same pursuant and subject to the terms of this Agreement.

3.2.           Solvency and Financial Distress.  The Lessee shall at all times remain Solvent.  As soon as the Lessee becomes aware (or should reasonably have been aware) of the existence of any development or other information which could reasonably be expected to result in Lessee not to be Solvent, or if the representations of the Lessee in Section 4.3 or Section 4.4 are not true and correct, the Lessee shall immediately provide the Lessor with telephonic, telecopy or e-mail notice specifying the nature of such development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) calendar days. Whether or not such notice has been provided, in the event that the Lessor believes, in its reasonable discretion, that the Lessee is or could reasonably be expected to not be Solvent, or that the representations of the Lessee in Section 4.3 or Section 4.4 are, or may reasonably be expected to not be true and correct, then the Lessor may enter into the premises where the Equipment are located, take possession of the Equipment, and remove the Equipment from such locations, all without further cost or expense to the Lessor.

3.3.           Insurance.  Lessee agrees to cause Lessor to be named as a "loss payee" under Lessee's property-casualty insurance policy or policies covering the Equipment and as an "additional insured" under Lessee's general liability policy or policies, and to provide Lessor with evidence of such coverage from time to time in form and substance reasonably satisfactory to Lessor. Breach of this covenant by Lessee shall give Lessor the same rights as it would have under Section 3.2 if the representations of the Lessee in Section 4.3 or Section 4.4 are not true and correct.

3.4.           Other Termination of Lease.  The Lessor may terminate the lease created under Section 2.1 hereof at any time after the occurrence of any of the following:

(A)           The Lessee fails to pay rent on the dates and in the amounts specified in Section 2.1 hereof, but the Lessor shall not be entitled to terminate the lease unless it has first given the Lessee written notice of its intent to terminate the lease for such failure to pay rent and the Lessee has not paid such rent within three (3) business days after Lessee's receipt of such notice; or

(B)           The Lessee breaches any other provision of this Agreement and fails to remedy the breach within fourteen (14) days after written notice from Lessor.

In addition, this Agreement will terminate automatically upon any termination or expiration of the Supply Agreement between the parties dated January 13, 2010 ("Supply Agreement") or of the Purchase and Lease Agreement between the parties dated January 6, 2009 (the "Purchase and Lease Agreement"). The parties also agree that, in the event of the termination or expiration of the Supply Agreement, the lease to Lessee under the Purchase and Lease Agreement shall terminate automatically, and the parties hereby agree that the Purchase and Lease Agreement is deemed amended to this effect.

3.5.           Intellectual Property Escrow.  Pursuant to the Equipment Purchase Agreement between the parties dated November 19, 2007, Lessee delivered to Lessor's intellectual property counsel the Lessee's intellectual property related to the Equipment as it relates to the AMR sensor products manufactured for the Lessor. Such intellectual property will be delivered to the Lessor upon its notification of such legal counsel (with a copy to the Lessee) that the lease created under Section 2.1 hereof has.expired or terminated.

4.           REPRESENTATIONS OF THE LESSEE; INDEMNIFICATION

The Lessee represents and warrants to the Lessor as follows:

4.1.            Organization.  The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. The Lessee is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property being sold herewith or the character of its business requires such qualification.

4.2.           Authorization.  The execution and delivery of this Agreement by the Lessee, and the agreements provided for herein, and the consummation by the Lessee of all transactions contemplated hereby, have been duly authorized by all requisite corporate and, if necessary, shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Lessee is a party constitute the valid and legally binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms. The execution, delivery and performance by the Lessee of this Agreement and the agreements provided for herein, and the consummation by the Lessor of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Lessee; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Lessee; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the Equipment pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Lessee is a party or by which the Lessee or any of its properties is or may be bound. No consents or approvals of third parties (other than any that have been obtained or which will be provided pursuant to this Agreement) are required in connection with the consummation by the Lessee of the transactions contemplated by this Agreement and the transactions contemplated hereby.

4.3.            Solvency.  After giving effect to the transactions contemplated by this Agreement, and at all times after the date hereof, the Lessee is and will be Solvent. For purposes of this Lease Agreement, "Solvent" means (a) the fair value of the property of the Lessee is greater than the total amount of liabilities, including contingent liabilities, of the Lessee; (b) the present fair salable value of the assets of the Lessee is not less than the amount that will be required to pay the probable liability of the Lessee on its debts as they become absolute and matured; ( c) the Lessee does not intend to, and does not believe that it will, incur debts or liabilities beyond the Lessee's ability to pay as such debts and liabilities mature; and (d) the Lessee is not engaged in a business or transaction, and has no plans to engage in a business or transaction, for which the Lessee's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed, without duplication, as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

4.4.           Bankruptcy.  No petition or action for relief has been filed by or against the Lessee under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, or seeking the appointment of a custodian, receiver, tmstee (or other similar official) of the Lessee or all or any substantial portion of the Lessee's assets, or making any assignment for the benefit of creditors.

4.5.           Indemnification.  The Lessee hereby indemnifies and holds harmless the Lessor against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Lessor in connection with (i) any breach by the Lessee of any representation or warranty in this Agreement; (ii) any breach of any covenant, agreement or obligation of the Lessee contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; (iii) any misrepresentation contained in any statement, certificate or schedule furnished by the Lessee pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; (iv) any claims against, or liabilities or obligations of, the Lessee or against the Equipment not specifically assumed by the Lessor pursuant this Agreement; and (v) any violation by the Lessee of, or any failure by the Lessee to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Lessee or the Equipment.

The Lessor shall have the right to set-off any and all amounts due by the Lessee as a result of the indemnification provided under this Section 4.5 against any amounts otherwise due by Lessor to Lessee under any agreement between the parties.

4.6.           Survival orRepresentations. All representations and warranties made by the Lessee herein or in any instrument or document furnished in connection herewith shall survive the date hereof and any investigation at any time made by or on behalf of the parties hereto.

5.           GENERAL

5.1.           This Agreement shall not affect the terms of the aforesaid Supply Agreement.

5.2.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Lessee may not assign its obligations hereunder without the prior written consent of the Lessor, which shall not be unreasonably withheld. Any assignment in contravention of this provision shall be void. No assignment shall release the Lessee from any obligation or liability under this Agreement.

5.3.           Entire Agreement. This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be modified or amended only by a written instrument executed by the Lessor and the Lessee.

5.4.           Governing Law; Jurisdiction and Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Lessor and Lessee agree that any suit relating to this Agreement or the transactions contemplated thereby may be brought in the Courts of the Commonwealth of Massachusetts or any federal court sitting therein, and consent to the nonexclusive jurisdiction of such courts and service of process in any such suit being made upon the Lessor or Lessee, as the case may be, at the address provided above. Lessor and Lessee each hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. Lessor and Lessee each hereby waives its right to a trial by jury with respect to any action or claim arising out of any dispute in connection with this Agreement or any transaction contemplated hereby.

5.5.           Limitation on Liability.  In no event shall either party be liable or responsible for any special, indirect, incidental or consequential damages (including but not lintited to damages for loss of profits, loss of revenues or claims by any customer of Lessee) arising out of or in connection with this Agreement or any performance or failure of performance by such party, even if such party has been advised of the possibility of such damages or losses.

5.6.           Currency.  All monetary amounts set forth in this Agreement are United States dollars.

5.7.           Notices.  Unless otherwise provided in this Agreement, any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, addressed to the party at the address set forth below or to such other address of which the parties may have given notice:

To the Lessee:

Advanced MicroSensors, Inc.
Attn: Tina Krasnecky
333 South Street
Shrewsbury, MA 01545
Facsimile: 508-770-5807
Email: tkrasnecky@advancedmicrosensors.com

To the Lessor:

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) one (I) business day after being sent via overnight courier; or (c) three (3) business days after being sent, if sent by registered or certified mail.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representatives as of the date first set forth above.

XXX	Advanced Micro Systems, Inc.

By:	By:

Name:	Name:

Title:	Title:

[Exhibit 10.2 continued]

PURCHASE AND LEASE AGREEMENT*

This Purchase and Lease Agreement (this “Agreement”) made as of the  6th day of January, 2009 between XXX, a Delaware corporation with an office at ________________ (the “Buyer/Lessor”), and Advanced MicroSensors, Inc., a Delaware corporation with its principal office at 333 South Street, Shrewsbury, MA 01545 (the “Seller/Lessee”).
Preliminary Statement

The Buyer/Lessor desires to purchase, and the Seller/Lessee desires to sell, all of the Purchased Assets for the consideration set forth below, subject to the terms and conditions of this Agreement and upon consummation of the transactions contemplated by this Agreement.  Moreover, the Buyer/Lessor hereby agrees to grant to the Seller/Lessee a lease for the Fixed Assets subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.           Sale and Delivery of the Purchased Assets.

1.1   Delivery of the Purchased Assets.

(a)      Subject to and upon the terms and conditions of this Agreement, the Seller/Lessee hereby sells, transfers, conveys, assigns and delivers to the Buyer/Lessor, and the Buyer/Lessor purchases from the Seller/Lessee, all of Seller/Lessee’s rights, title and interests in and to the following (collectively, the “Purchased Assets”):

(i)           all personal property listed on Exhibit A hereto (collectively, the “Fixed Assets”);

(ii)          all rights of the Seller/Lessee under and to express or implied warranties relating to or covering any Fixed Asset;

(iii)         all rights of the Seller/Lessee under any maintenance contracts or agreements relating to the Fixed Assets; and

(iv)         all permits, licenses, registrations, certificates, orders, approvals, variances, and similar rights issued or obtained from any governmental entity (including any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency), necessary for the use or operation of any Fixed Asset.

(v)          all operation manuals, repair records, maintenance records relating to the Fixed Assets.

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* The Registrant has sought confidential treatment of certain portions of this Agreement.

1.2   Further Assurances.  At any time and from time to time after the date hereof and subject to the terms and conditions of this Agreement, at the Buyer/Lessor’s request and without further consideration, the Seller/Lessee promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer/Lessor may reasonably request to more effectively transfer, convey and assign to the Buyer/Lessor, and to confirm the Buyer/Lessor’s title to, all of the Purchased Assets, to put the Buyer/Lessor in actual possession and operating control thereof, to assist the Buyer/Lessor in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement, in each case subject to the terms and conditions of this Agreement.

1.3   Purchase Price.  The aggregate purchase price for the Purchased Assets is $300,000, which shall be delivered by the Buyer/Lessor to the Seller/Lessee on the date hereof by wire transfer to an account designated by the Seller/Lessee.

1.4   No Assumption of Liabilities. The Buyer/Lessor does not assume any liabilities or obligations of the Seller/Lessee, and the Seller/Lessee shall remain solely liable (as between the Buyer/Lessor and the Seller/Lessee) for any and all such liabilities and obligations.

1.5   Condition; Disclaimer of Warranties.  The Buyer/Lessor acknowledges that the Fixed Assets consist of used equipment and related personal property and agrees that it is purchasing each of the Fixed Assets in “as is, where is” condition.  Except as expressly set forth in Section 2 hereof, the Buyer/Lessor makes no representations or warranties with respect to the Purchased Assets and, without limiting the foregoing, expressly disclaims all warranties (express, implied or otherwise) with respect to the Purchased Assets, including but not limited to any implied warranties of merchantability or fitness for a particular purpose.

2.           Representations of the Seller/Lessee.

The Seller/Lessee represents and warrants to the Buyer/Lessor as follows:

2.1   Organization.  The Seller/Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby.  The Seller/Lessee is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property being sold herewith or the character of its business requires such qualification.

2.2   Authorization.  The execution and delivery of this Agreement by the Seller/Lessee, and the agreements provided for herein, and the consummation by the Seller/Lessee of all transactions contemplated hereby, have been duly authorized by all requisite corporate and, if necessary, shareholder action.  This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller/Lessee is a party constitute the valid and legally binding obligations of the Seller/Lessee, enforceable against the Seller/Lessee in accordance with their respective terms.  The execution, delivery and performance by the Seller/Lessee of this Agreement and the agreements provided for herein, and the consummation by the Buyer/Lessor of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller/Lessee; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller/Lessee; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the Purchased Assets pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller/Lessee is a party or by which the Seller/Lessee or any of its properties is or may be bound.  No consents or approvals of third parties (other than any that have been obtained or which will be provided pursuant to this Agreement) are required in connection with the consummation by the Seller/Lessee of the transactions contemplated by this Agreement and the transactions contemplated hereby.

2.3   Ownership of the Purchased Assets.  There are no claims, liabilities, liens, mortgages, security interests, restrictions, prior assignments, pledges, charges, encumbrances and equities of any kind and nature whatsoever affecting or against the Purchased Assets (collectively, the “Encumbrances”).  The Seller/Lessee is the true and lawful owner of the Purchased Assets, and has the right to sell and transfer to the Buyer/Lessor good, clear, record and marketable title to the Purchased Assets, free and clear of all Encumbrances of any kind and nature whatsoever.  The execution and delivery by the Seller/Lessee of this Agreement vests good and marketable title to the Purchased Assets in the Buyer/Lessor, free and clear of all Encumbrances.

2.4   Broker or Finder Fees.  The Seller/Lessee represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement, and agrees to indemnify and hold harmless the Buyer/Lessor against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the other party.

2.5   Fixed Assets.  All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted and with reasonable allowance for the age of the Fixed Assets, are currently used by the Seller/Lessee in the ordinary course of business and in the production of products of the Seller/Lessee and normal maintenance has been consistently performed with respect to such Fixed Assets.

2.6   Tax Matters.  The Seller/Lessee has timely filed or will timely file (allowing for any applicable extension periods) all federal, state and local tax returns which are required to be filed by it and has paid or will pay all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due prior to the date hereof relating to the Purchased Assets.  The Seller/Lessee is current in the payment of all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts.

2.7   Compliance with Laws.  The Seller/Lessee is not in violation of any law, regulation or ordinance relating to the Purchased Assets.

2.8   Regulatory Approvals.  All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation and all consents and approvals of third parties which must be obtained or satisfied by the Seller/Lessee and which are necessary for the execution and delivery by the Seller/Lessee of this Agreement and the documents to be executed and delivered by the Seller/Lessee in connection herewith, and the consummation of the transactions contemplated hereby, have been obtained and satisfied.

2.9   Solvency.  After giving effect to the transactions contemplated by this Agreement, and at all times after the date hereof, the Seller/Lessee is and will be Solvent.  For purposes of this Purchase Agreement, “Solvent” means (a) the fair value of the property of the Seller/Lessee is greater than the total amount of liabilities, including contingent liabilities, of the Seller/Lessee; (b) the present fair salable value of the assets of the Seller/Lessee is not less than the amount that will be required to pay the probable liability of the Seller/Lessee on its debts as they become absolute and matured; (c) the Seller/Lessee does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller/Lessee’s ability to pay as such debts and liabilities mature; and (d) the Seller/Lessee is not engaged in a business or transaction, and has no plans to engage in a business or transaction, for which the Seller/Lessee’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed, without duplication, as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

2.10   Bankruptcy.  No petition or action for relief has been filed by or against the Seller/Lessee under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, or seeking the appointment of a custodian, receiver, trustee (or other similar official) of the Seller/Lessee or all or any substantial portion of the Seller/Lessee’s assets, or making any assignment for the benefit of creditors.

2.11   Purchase Price.  The aggregate purchase price paid pursuant to Section 1.3 of this Agreement represents reasonably equivalent value for the Purchased Assets.

3.           Lease of the Fixed Assets

3.1   Lease.  From and after giving effect to the sale of the Purchased Assets by the Seller/Lessee to the Buyer/Lessor as provided in this Agreement, the Buyer/Lessor hereby leases back to  the Seller/Lessee the Fixed Assets for purposes of the Seller/Lessee providing certain services to (i) the Buyer/Lessor with respect to the development and production of certain products for the Buyer/Lessor and (ii) third parties.  The Seller/Lessee agrees to use the Fixed Assets in accordance with all, and not in violation of any, applicable laws and solely for the purposes specified in this Section 3.1.  The Seller/Lessee acknowledges and agrees that the services provided by the Seller/Lessee to the Buyer/Lessor for which the Fixed Assets are to be used are personal and the Seller/Lessee may not assign or otherwise transfer any right hereunder to any other person or entity.  This lease of the Fixed Assets is subject to the provisions in Section 3.4.  Notwithstanding the Seller/Lessee’s right to use the Fixed Assets in accordance with the provisions in Section 3 of this Agreement, the Fixed Assets shall at all times be owned by Buyer/Lessor.  The Seller/Lessee shall have no interest in the Purchased Assets after the date hereof other than the right to use the Fixed Assets pursuant to the terms and conditions of this Agreement.  The Seller/Lessee shall have no interest in the Purchased Assets after the date hereof other than the right to use the Fixed Assets pursuant to the terms and conditions of this Agreement.  The Seller/Lessee shall pay the Buyer/Lessor rent for this lease of the Fixed Assets in the amount of one thousand dollars ($1,000), payable on the date hereof and on the first day of any Extended Term (as that term is defined in Section 3.4 hereof) in addition to performance of the Seller/Lessee’s obligations under Sections 3.2 and 3.3 below.  The Buyer/Lessor shall refund a pro-rated portion of such rent paid with respect to the Initial Term or any year of an Extended Term if such Initial Term or Extended Term is terminated before the first anniversary of its commencement.

3.2   Repair, Maintenance and Insurance.  While the lease of the Fixed Assets as set forth in this Section 3 is in effect, the Seller/Lessee shall, regardless of whether the Seller/Lessee actually uses the Fixed Assets during any period, be responsible for and bear the expense of all necessary routine repairs, routine maintenance, operation, and replacements required to be made to maintain the Fixed Assets in good condition, normal wear and tear excepted and with reasonable allowance for the age of the Fixed Assets, it being understood that the Seller/Lessee shall not be responsible for any cost or expense of repairing or replacing any Fixed Asset should such Fixed Asset experience a fundamental failure or cease to operate notwithstanding the Buyer/Lessor’s performance of its routine repair and maintenance obligations as provided above.  Seller/Lessee shall keep the Fixed Assets fully insured against all risks of loss or physical damage to the Fixed Assets for the full insurable value thereof and such other insurance thereon in amounts and against such risks as Seller/Lessee may reasonably request, as provided in Section 5.6 below.

3.3   Risk of Loss; Compliance.  While this lease of the Fixed Assets pursuant to this Section 3 is in effect, all risk of loss, damage to or destruction (whether total or partial and even when such loss, damage, or destruction is a result of fortuitous causes or force majeure) of the Fixed Assets shall at all times be on the Seller/Lessee.  While this lease of  the Fixed Assets as set forth in this Section 3 is in effect, the Seller/Lessee shall (i) comply with and conform to all laws, ordinances, and regulations relating to the use or maintenance of the Fixed Assets, and (ii) shall keep the Fixed Assets free from any and all Encumbrances (other than this lease), and shall do or permit no act or thing whereby the Buyer/Lessor’s title or rights may be encumbered or impaired.  All the Fixed Assets shall remain personal property, and title thereto shall remain in the Buyer/Lessor exclusively.

3.4   Term of Lease.  The initial term of this lease shall be for the period beginning on the date hereof and ending  January 6, 2010  (the “Initial Term”).  Unless otherwise prematurely terminated in accordance with the provisions of this Agreement, this lease shall terminate and no longer be of any force or effect at the end of the Initial Term unless the Buyer/Lessor provides the Seller/Lessee, at least 90 calendar days prior to the expiration of the Initial Term, with written notice (which may also be an email to an address previously provided by the Seller/Lessee to the Buyer/Lessor) for the extension of such lease, in which case, the lease will be extended for an additional one year period (the “Initial Extension”).  Buyer/Lessor may thereafter similarly provide the Seller/Lessee with additional extension notices at least 90 days prior to the expiration of the then-current term, each of which shall extend the time for an additional one year term (all such extensions, including the Initial Extension, an “Extended Term”).  The Buyer/Lessor is under no obligation to provide the Seller/Lessee with any extension notices, and the determination whether to provide any extension notices is in the sole and absolute discretion of the Buyer/Lessor.  Furthermore, the providing of any extension notice on any one or more occasions does not modify this provision, obligate the Buyer/Lessor to provide any extension notice, or create any expectation on the part of the Seller/Lessee that any further extension notices shall be given.

3.5   Right of Removal.

(A)          Subject to the provisions of Section 5.3 of this Agreement, after the expiration of the Initial Term and any Extended Term (as applicable), the Buyer/Lessor shall have the right, in its sole and absolute discretion and for any reason, and at the Buyer/Lessor’s sole expense, to remove the Fixed Assets from the premises where they are located upon the Buyer/Lessor providing the Seller/Lessee with a written notice informing the Seller/Lessee of the Buyer/Lessor’s intention to remove the Fixed Assets (which notice may also be an email to an address previously provided by the Seller/Lessee to the Buyer/Lessor) (the “Notice of Removal”).

(B)           The requirement that the Notice of Removal be sent to the Seller/Lessee as specified in this Section 3.5 do not apply in the event the Buyer/Lessor decides, in its reasonable discretion, to remove the Fixed Assets pursuant to the provisions in Section 5.3 of this Agreement.

3.6   Right to File Financing Statement.  The Seller/Lessee hereby irrevocably authorizes the Buyer/Lessor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statement(s) and amendments thereto in such form and substance as the Buyer/Lessor shall reasonably require.  It is the intent of the parties that this Agreement and the transactions contemplated hereby constitute a sale of the Purchased Assets and a lease back to the Seller/Lessee of such Purchased Assets as provided herein, and that any filing of a financing statement under the Uniform Commercial Code or otherwise shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of the Buyer/Lessor’s ownership of the Purchased Assets.  If this Agreement or any of the transactions contemplated hereby is otherwise deemed at any time to be one intended as security or to not be a sale and the right to use described above, the Seller/Lessee hereby grants to the Buyer/Lessor a security interest in the Purchased Assets and all attachments and accessions thereto, improvements thereon and all products and proceeds thereof (whether now owned or hereafter acquired, and wherever located) to secure the obligations of the Seller/Lessee to the Buyer/Lessor, including those set forth herein.

4.           Indemnification

4.1   Scope of Indemnification.  Subject to Section 11 below, the Seller/Lessee hereby indemnifies and holds harmless the Buyer/Lessor against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer/Lessor in connection with (i) any breach by the Seller/Lessee of any representation or warranty in this Agreement; (ii) any breach of any covenant, agreement or obligation of the Seller/Lessee contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; (iii) any misrepresentation contained in any statement, certificate or schedule furnished by the Seller/Lessee pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; (iv) any claims against, or liabilities or obligations of, the Seller/Lessee or against the Purchased Assets not specifically assumed by the Buyer/Lessor pursuant this Agreement; and (v) any violation by the Seller/Lessee of, or any failure by the Seller/Lessee to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Seller/Lessee or the Purchased Assets.

The Buyer/Lessor shall have the right to set-off any and all amounts due by the Seller/Lessee as a result of the indemnification provided under this Section 4.1 against any amounts otherwise due by Buyer/Lessor to Seller/Lessee under any agreement between the parties.

4.2   Survival of Representations.  All representations and warranties made by the Seller/Lessee herein or in any instrument or document furnished in connection herewith shall survive the date hereof and any investigation at any time made by or on behalf of the parties hereto.

5.           Post-Closing Covenants.

The Seller/Lessee agrees that:

5.1   Asset Tags.  From and after the date hereof, the Seller/Lessee shall cause the Fixed Assets to have asset tags affixed in a reasonably visible location at all times which asset tags will be in form and substance acceptable to the Buyer/Lessor and will indicate that such Fixed Assets are the property of the Buyer/Lessor.

5.2   Buyer/Lessor Access .  The Fixed Assets shall at all times be kept and maintained only at the address for the Seller/Lessee listed in the first paragraph of this Agreement.  The Buyer/Lessor shall be entitled to access the premises where the Fixed Assets or any other Purchased Assets are located during normal business hours and upon reasonable prior notice for inspection of same,  and/or at any time for removal of same pursuant and subject to the terms of this Agreement.

5.3   Solvency and Financial Distress.  The Seller/Lessee shall at all times remain Solvent.  As soon as Seller/Lessee becomes aware (or should reasonably have been aware) of the existence of any development or other information which could reasonably be expected to result in Seller/Lessee not to be Solvent, or if the representations of the Seller/Lessee in Section 2.9 or Section 2.10 are not true and correct, the Seller/Lessee shall immediately provide the Buyer/Lessor with telephonic, telecopy or e-mail notice specifying the nature of such development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) calendar days.  Whether or not such notice has been provided, in the event that the Buyer/Lessor believes, in its reasonable discretion, that the Seller/Lessee is or could reasonably be expected to not be Solvent, or that the representations of the Seller/Lessee in Section 2.9 or Section 2.10 are, or may reasonably be expected to not be true and correct, then the Buyer/Lessor may, in addition to any other remedies, without notice and notwithstanding the Seller/Lessee’s purchase rights set forth in Section 3.5 of this Agreement, enter into the premises where the Purchased Assets are located, take possession of the Purchased Assets, and remove the Purchased Assets from such locations, all without further cost or expense to the Buyer/Lessor, whereupon the term of the lease created under Section 3.1 hereof shall terminate.

5.4.  Other Termination of Lease.  The Buyer/Lessor may terminate the lease created under Section 3.1 hereof at any time after the occurrence of any of the following:

(A)  The Seller/Lessee fails to pay rent on the dates and in the amounts specified in Section 3.1 hereof, but the Buyer/Lessor shall not be entitled to terminate the lease unless it has first given the Seller/Lessee written notice of its intent to terminate the lease for such failure to pay rent and the Seller/Lessee has not paid such rent within three (3) business days after Seller/Lessee’s receipt of such notice; or

(B)  AMS’s  termination of the Development and Supply Agreement (“D&S Agreement”) between the parties dated May 20, 2006 pursuant to Section 11(a), or termination by the Buyer/Lessor pursuant to Section 11(b), of said agreement; or

(C)  a material breach by the Seller/Lessee of any of its obligations hereunder or its exclusivity obligations under Section 3(b) of the D&S Agreement, if the Buyer/Lessor has given the Seller/Lessee notice of such breach and the Seller/Lessee has not cured such breach within ten (10) days of its receipt of such notice.

5.5   Intellectual Property Escrow.  Promptly following execution of this agreement, but in any event within thirty (30) days following the date of this agreement, Seller/Lessee shall deliver to Buyer/Lessor’s intellectual property counsel at the address noted below the Seller/Lessee’s intellectual property related to the Fixed Assets  as it relates to    the AMR sensor products manufactured for the Buyer/Lessor by use thereof as set forth in Exhibit B to this agreement.

The Seller/Lessee’s intellectual property shall be delivered to:

Stanley M. Schurgin, Esq.
Weingarten, Schurgin, Gagnebin & Lebovici, LLP
Ten Post Office Square
Boston, MA 02109
Telephone:  617-542-2290

The intellectual property will be delivered to the Buyer/Lessor upon its notification of the above legal counsel (with a copy to the Seller/Lessee) that the lease created under Section 3.1 hereof has expired or terminated.

5.6   Insurance.  Buyer/Lessor agrees to cause Seller/Lessee to be named as a “loss payee” under Seller/Lessee’s property-casualty insurance policy or policies covering the Fixed Assets and as an “additional insured” under Seller/Lessee’s general liability policy or policies, and to provide Buyer/Lessor with evidence of such coverage from time to time in form and substance reasonably satisfactory to Buyer/Lessor.  Breach of this covenant by Seller/Lessee shall give Buyer/Lessor the same rights as it would have under Section 5.3 if the representations of the Seller/Lessee in Section 2.9 or Section 2.10 are not true and correct.

6.           Transfer and Sales Tax.

Notwithstanding any provisions of law imposing the burden of such taxes on the Seller/Lessee or the Buyer/Lessor, as the case may be, the Seller/Lessee shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Purchased Assets hereunder.  If the Seller/Lessee shall fail to pay such amounts on a timely basis, the Buyer/Lessor may pay such amounts to the appropriate governmental authority or authorities, and the Seller/Lessee shall promptly reimburse the Buyer/Lessor for any amounts so paid by the Buyer/Lessor.

7.           Notices.

Unless otherwise provided in this Agreement, any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by e-mail or by overnight courier or registered or certified mail, postage prepaid, addressed to the party at the address set forth below or to such other address of which the parties may have given notice:

To the Seller/Lessee:

Advanced MicroSensors, Inc.
Attention: Tina Krasnecky, CFO
333 South Street
Shrewsbury, MA 01545
Facsimile:  508-770-5807
E-mail:  tkrasnecky@advancedmicrosensors.com

With a copy to:

To the Buyer/Lessor:

______________
______________
______________

With a copy to:

Robert L.  Birnbaum Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Facsimile:  617-832-7000
E-mail:  rbirnbaum@foleyhoag.com

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) one (1) business day after being sent via overnight courier; or (c) three (3) business days after being sent, if sent by registered or certified mail.

8.           Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Seller/Lessee may not assign its obligations hereunder without the prior written consent of the Buyer/Lessor, which shall not be unreasonably withheld.  Any assignment in contravention of this provision shall be void.  No assignment shall release the Seller/Lessee from any obligation or liability under this Agreement.

9.           Entire Agreement; Amendments; Attachments.

This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.  This Agreement may be modified or amended only by a written instrument executed by the Buyer/Lessor and the Seller/Lessee.

10.         Expenses.

The Buyer/Lessor and the Seller/Lessee shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

11.         Governing Law; Jurisdiction and Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  Buyer/Lessor and Seller/Lessee agree that any suit relating to this Agreement or the transactions contemplated thereby may be brought in the Courts of the Commonwealth of Massachusetts or any federal court sitting therein, and consent to the nonexclusive jurisdiction of such courts and service of process in any such suit being made upon the Buyer/Lessor or Seller/Lessee, as the case may be, at the address provided above.  Buyer/Lessor and Seller/Lessee each hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Buyer/Lessor and Seller/Lessee each hereby waives its right to a trial by jury with respect to any action or claim arising out of any dispute in connection with this Agreement or any transaction contemplated hereby.

12.         Limitation on Liability.

In no event shall either party be liable or responsible for any special, indirect, incidental or consequential damages (including but not limited to damages for loss of profits, loss of revenues or claims by any customer of Seller/Lessee) arising out of or in connection with this Agreement or any performance or failure of performance by such party, even if such party has been advised of the possibility of such damages or losses.

13.         Miscellaneous.

The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

SELLER/LESSEE:

ADVANCED MICROSENSORS, INC.

By:
Title:__President and CEO_________

BUYER/LESSOR:

XXX

By:
Title: